AIR Communities Announces Date of 2024 Annual Meeting and Continues its Commitment to Corporate Governance Excellence

DENVER—February 14, 2024 -- Apartment Income REIT Corp. (NYSE: AIRC) (“AIR” or the “Company”) has announced that the date of its 2024 annual meeting of shareholders will be June 14, 2024.

“The Board continues to have a proactive and thoughtful process to assess Board composition and leadership and seek continuous improvements to AIR’s governance,” commented Ann Sperling, Chairman of AIR’s Governance and Corporate Responsibility Committee. She continued, “we heard from shareholders that they prefer an annual meeting on a more typical spring cycle, and so we have moved our meeting from September to June to be responsive to that feedback.”

As announced last year and discussed with many shareholders, the Board has been working on an orderly succession plan for Thomas L. Keltner, AIR’s Chairman of the Board. Current AIR board member, Devin Murphy, who joined the Board in 2020 will take over as Chairman of the Board effective at the end of the first quarter.

“It has been my privilege to serve as AIR’s Chairman since the separation in December 2020 and as a director of Aimco for a number of years before.” said Mr. Keltner. He continued, “I'm excited by what the team has accomplished and even more excited for what is yet to come. Devin is the ideal person to serve as the next independent chairman of AIR’s Board. He is an able leader, an experienced and accomplished real estate executive with deep knowledge of capital markets, real estate investment and finance, and property management and operations. I look forward to supporting Devin in his new role.”

Mr. Murphy commented, “AIR’s Board has a culture of collaboration and a commitment to acting with consensus. I look forward to leading AIR’s Board for the coming years. Terry and the management team are dedicated to creating satisfaction for our residents, great places to work for our team, and strong returns for our shareholders.”

About AIR

Apartment Income REIT Corp (NYSE: AIRC) is a publicly traded, self-administered real estate investment trust (“REIT”). AIR’s portfolio comprises 76 communities totaling 27,010 apartment homes located in 10 states and the District of Columbia. AIR offers a simple, predictable business model with focus on what we call the AIR Edge, the cumulative result of our focus on resident selection, satisfaction, and retention, as well as relentless innovation in delivering best-in-class property management. The AIR Edge is a durable operating advantage in driving organic growth, as well as making possible the opportunity for excess returns for properties new to AIR’s platform. For additional information, please visit aircommunities.com.

Forward Looking Statements

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Contacts

Matthew O’Grady
Executive Vice President, Capital Markets
(303) 691-4566
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